EXHIBIT 10.9

BONUS AGREEMENT

This Bonus Agreement (this “Agreement’) is dated as of May 20, 2014, and confirms the discussions between David D. Hale (“Employee”) and T.B.A. Insurance Group, Ltd., a Texas limited partnership (the “Employer” or the “Company”) regarding, the successful completion of a private offering of common stock by the Company’s ultimate parent entity, State National Companies, Inc., a Delaware corporation (“SNCI”) (the “Private Offering”).

WHEREAS, Employee is an important member of the Company’s executive team and his commitment to facilitate the Private Offering is crucial to its success; and

WHEREAS, Employer wishes to acknowledge the value of Employee’s commitment to the joint effort involved in completing the Private Offering:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

1.                                                                                      Eligibility Conditions. Employee will be eligible for one or more bonus payments set forth in Section 2 hereof only if:

(a)                   the closing of the Private Offering occurs prior to July 30, 2014; and

(b)                   the purchase price per share of common stock sold to investors in the Private Offering implies an enterprise value for SNCI immediately prior to such closing (the “Implied Value”) of at least $300 million.

2.                                      Bonus Payments. Subject to the terms hereof, including the eligibility conditions set forth in Section 1, Employee shall be eligible for a bonus of up to $1,250,000, payable as follows:

(a)                   $750,000 within 30 days following the completion of the Private Offering;

(b)                   $250,000 within 30 days following the initial filing of the shelf registration statement on Form S-1 registering for resale the shares sold in the Private Offering (the “Shelf Registration Statement”), as contemplated by the Registration Rights Agreement to be entered into between the Company and FBR Capital Markets & Co. for the benefit of purchasers in the Private Offering (it being understood that if the Company elects to confidentially submit a draft of the Shelf Registration Statement with the Securities and Exchange Commission pursuant to the Jumpstart Our Business Startups Act, as amended, the date on which the Company makes such confidential submission will be deemed the initial filing of the Shelf Registration Statement); and

(c)                    $250,000 within 30 days following the date on which the Shelf Registration Statement is declared effective by the Securities and Exchange Commission;

provided, however; no amount shall be payable unless Employee has remained continuously employed by the Employer from the date of this Agreement to the applicable event giving rise to the payment in (a)—(c) above. If Employee is terminated without “Cause” or Employee resigns for “Good Reason” within the meaning of the Severance Agreement dated May 20, 2014, between Employee and Employer, Employee will be deemed to have satisfied the employment requirement for payments.

3.                                 Employment Status. Nothing in this Agreement shall be construed as changing Employee’s status as an employee-at-will of Employer.

4.                                 Severability, If any provision, section, paragraph or subparagraph of this Agreement is adjudged by any court of competent jurisdiction to be void, illegal or unenforceable, in whole or in part, this adjudication shall not affect the validity of the remainder of this Agreement, including any other provision, section, paragraph or subparagraph. Each provision, section, paragraph and subparagraph of this Agreement is separable from every other provision, section, paragraph and subparagraph, and constitutes a separate and distinct covenant.

5.                                 Waiver of Rights. If in one or more instances either party fails to insist that the other party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such party of any past, present or future right granted under this Agreement, and the obligations of both parties shall continue in full force and effect.

6.                                 Applicability. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors, permitted assigns, executors, administrators and personal representatives. This Agreement is personal in nature and neither of the parties hereto shall, without the written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Company, this Agreement shall inure to the benefit of and be binding upon the successor to the Company’s business and/or assets.

7.                                 Entire Agreement. this Agreement constitutes the entire agreement between the parties hereto, including any and all agreements discussed and/or previously made with T.B.A. Insurance, Inc., or any other entity related in any way to T.B.A. Insurance, Inc., or SNIC, or to any of their subsidiaries, affiliates or related companies, relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, with respect to the same.

8.                                 Governing Law. This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the conflict of laws rules of that state.

9.                                 Counterparts. This Agreement may be executed in counterparts (including by facsimile or portable document format (“PDF)), each of which shall be deemed an original and both of which together shall constitute one and the same instrument. At the request of a party, the other party will confirm facsimile or PDF counterparts by signing a duplicate original document.

10.                          Interpretation. In this Agreement, (i) “including” does not denote or signify any limitation; (ii) “Section” is a reference to a Section in this Agreement, unless otherwise stated; and (iii) “herein,” “hereunder,” “hereof’ and similar terms are references to this Agreement as a whole, and not to any particular provision of this Agreement. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, and the singular shall include the plural, and vice versa. The titles of the Sections of this

Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.                          Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and expenses in addition to any other relief to which he or it may be entitled.

12.                          Modification. No alteration or modification to any of the provisions of this Agreement shall be valid unless made in writing and signed by each party hereto.

13.                          Confidentiality of this Agreement. Employee agrees that the existence of, and terms of this Agreement, shall be and remain confidential, and shall not be disclosed by Employee to any person or entity other than Employee’s spouse, attorney, accountant and/ or tax return preparer, if such persons have agreed to keep such information confidential, and except as may be required by law or judicial process.

14.                          Withholding. The bonuses hereunder shall be reduced by all applicable income, employment or other taxes withheld by the Company from such payment.

15.                          Compliance with Section 409A of the Code. The provisions of this Section 15 shall apply solely to the extent that a payment under this Agreement is subject to Section 409A of the Internal Revenue Code (the “Code”).

(a)                            Short-Term Deferral. The bonus payments under this Agreement are intended to constitute payments pursuant to the “short-term deferral” exception under Code Section 409A, and this Agreement will be interpreted consistent with that intent and operate in accordance with the requirements of Code Section 409A, including any applicable exceptions.

(b)                            Installment Payments. For purposes of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (including without limitation Treasury Regulations Section 1.409A-2(b)(2)(iii)), all payments made under this Agreement (whether severance payments or otherwise) will be treated as a right to receive a series of separate payments and, accordingly, each installment payment under this Agreement will at all times be considered a separate and distinct payment.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYER:

T.B.A. INSURANCE GROUP, LTD.

By: SNC Financial GP, LLC, its general partner

By:	/s/ Terry L. Ledbetter
Name:	Terry L. Ledbetter
Title:	President

Address: 1900 L. Don Dodson Drive
Bedford, Texas 76021

Attn:

Facsimile:

EMPLOYEE:

/s/ David D. Hale
David D. Hale

Address:

Facsimile: